CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the reference "Experts" in this Registration Statement on Form S-3 and related prospectus of AremisSoft Corporation, relating to the registration of shares of its common stock, and the incorporation by reference therein of our reports filed with the Securities and Exchange Commission.




/s/ PKF

London, England
12 January 2001